ATLANTIC AMERICAN CORPORATION
                         401(k) RETIREMENT SAVINGS PLAN

                              FINANCIAL STATEMENTS
                                      AND
                             SUPPLEMENTAL SCHEDULE

                 For the Years Ended December 31, 2003 and 2002

                                      with
                         Report of Independent Auditors

                          ATLANTIC AMERICAN CORPORATION
                             401(k) RETIREMENT PLAN

                                TABLE OF CONTENTS

                                December 31, 2003

--------------------------------------------------------------------------------


Independent Auditors' Report...................................................1

Statements of Net Assets Available for Benefits................................2

Statement of Changes in Net Assets Available for Benefits......................3

Notes to Financial Statements..................................................4

Supplemental Schedule:

     Schedule H, Line 4i:  Schedule of Assets Held for Investment Purposes....11

                          INDEPENDENT AUDITORS' REPORT


     To the Plan Administrator and Plan Participants of Atlantic American Corporation 401(k) Retirement Savings Plan:

     We have audited the accompanying statements of net assets available for benefits of the Atlantic American Corporation 401(k) Retirement Savings Plan as of December 31, 2003 and 2002, and the related statement of changes in net assets available for benefits for the year ended December 31, 2003. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Atlantic American Corporation 401(k) Retirement Savings Plan as of December 31, 2003 and 2002, and the changes in net assets available for benefits for the year ended December 31, 2003, in conformity with accounting principles generally accepted in the United States.

     Our audit of the Plan's financial statements as of and for the year ended December 31, 2003 was performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedule listed in the index is presented for the purpose of additional analysis and is not a required part of the basic financial statements but is supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The supplemental schedule is the responsibility of the Plan's management. The supplemental information has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole. GIFFORD, HILLEGASS & INGWERSEN, L.L.P.

     May 7, 2004
     Atlanta, Georgia

                          ATLANTIC AMERICAN CORPORATION
                         401(k) RETIREMENT SAVINGS PLAN

                 STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS

                 For the Years Ended December 31, 2003 and 2002

--------------------------------------------------------------------------------




                                                 2003                2002
                                          ------------------  ------------------

Investments, at fair value                $      8,525,004  $        5,789,100


Cash                                                     -              18,424

Employee Contributions Receivable                   25,063                   -

Employer Contributions Receivable                        -              108,093
                                          ------------------  ------------------


     NET ASSETS AVAILABLE
         FOR PLAN BENEFITS                $      8,550,067  $        5,915,617
                                          ==================  ==================






              The accompanying notes are an integral part of these
                             financial statements.

                          ATLANTIC AMERICAN CORPORATION
                         401(k) RETIREMENT SAVINGS PLAN

            STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS

                      For the Year Ended December 31, 2003

--------------------------------------------------------------------------------





Additions to Net Assets
         Contributions:
         Participants                                          $         696,551
         Company                                                         256,167
         Rollover                                                         67,494
                                                               -----------------

              TOTAL CONTRIBUTIONS                                      1,020,212

     Interest and dividend income                                        130,487

     Net appreciation in fair market value of investments              1,626,840
                                                               -----------------

              TOTAL ADDITIONS TO NET ASSETS                            2,777,539

Deductions from Net Assets
     Benefit payments to participants                                  (143,089)
                                                               -----------------

              TOTAL DEDUCTIONS                                         (143,089)
                                                               -----------------

              NET INCREASE                                             2,634,450


Net Assets Available for Benefits at Beginning of Year                 5,915,617
                                                               -----------------

Net Assets Available for Benefits at End of Year               $       8,550,067
                                                               =================





              The accompanying notes are an integral part of these
                             financial statements.

                          ATLANTIC AMERICAN CORPORATION
                         401(k) RETIREMENT SAVINGS PLAN

                          NOTES TO FINANCIAL STATEMENTS

                               December 31, 2003

--------------------------------------------------------------------------------


NOTE 1--DESCRIPTION OF THE PLAN

The following description of the Atlantic American Corporation 401(k) Retirement Savings Plan (the "Plan") provides only general information. Participating members ("Participants") should refer to the Plan document for a more complete description of the Plan's provisions. Information with regard to eligibility, contributions, distributions, vesting, withdrawals, restoration, loans, fund redistribution, and definitions of all terms are contained in that document.

General: The Plan is a defined contribution plan available to all U.S. employees of Atlantic American Corporation (the "Company"). All employees of the Company, except collective bargaining employees, nonresident aliens, and leased employees are eligible to participate on the first day of the upcoming quarter in which the individual became an employee of the Company. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA"), as amended.

Plan Administration: AMVESCAP National Trust Company (the "Trustee") is the Trustee of the Plan and has custodial responsibility for the Plan's assets, except for company stock that is held by State Street Bank and Trust Company, including the authority and power to, among other things, invest the principal and income of the Plan's assets.

Contributions: Participants may elect to contribute in 1% increments up to 25% of their annual compensation, as defined by the Plan, subject to certain limitations under the Internal Revenue Code (the "Code"), into any of the investment funds offered by the Plan. A participant may change his or her deferral percentage at any time. Participants may also contribute amounts representing distributions from other qualified benefit plans. These contributions are classified as rollover contributions in the statement of changes in net assets available for plan benefits for the year ended December 31, 2003. The Company provides a matching contribution equal to a certain percentage of the participant's contributions. For the year ended December 31, 2003, the Company's matching contribution equaled 50% of the first 6% of each participant's contribution. All Company matching contributions are in Company common stock. A participant can elect to transfer the Company contributions into another investment fund only after the participant is fully vested in the Company matching contributions. The Company may also elect to make additional matching and profit sharing contributions.

Vesting: Participants are always fully vested in their own contributions. Each participant becomes vested in the company contributions based on years of continuous service. The vesting percentage for company contributions are as follows:
                                       4

                          ATLANTIC AMERICAN CORPORATION
                         401(k) RETIREMENT SAVINGS PLAN

                          NOTES TO FINANCIAL STATEMENTS

                               December 31, 2003

--------------------------------------------------------------------------------


NOTE 1--DESCRIPTION OF THE PLAN--Continued


Years of service:
         Less than one                              0%
         One                                       20%
         Two                                       40%
         Three                                     60%
         Four                                      80%
         Five                                     100%


In addition, participants become fully vested upon retirement, death, or disability.

Benefits: Upon termination of service due to death, disability, retirement, or separation from service, a participant or his or her beneficiary may elect to receive an amount equal to the value of the participant's vested interest in his or her account. The form of payment, selected by the participant or his or her beneficiary, is either a lump-sum distribution, an annuity to be paid in monthly installments over a fixed number of years, or a direct rollover into a qualified retirement plan or individual retirement account.

Participant Accounts: Individual accounts are maintained for each of the Plan's participants and reflect the participant's contributions, employer contributions, and the participant's share of the Plan's investment income
(loss). Allocations of income (loss) are based on the proportion that each participant's account balance bears to the total of all participant account balances and their investment elections.

Investment Options: Participants may direct their contributions and any related earnings into several investment options in 1% increments. Participants may change their investment elections at any time. The participants in the Plan can invest in any of the following investment options:

Atlantic American Corporation Common Stock - Funds are invested in common stock of the Company.

INVESCO Cash Reserves Fund - Mutual fund that is a blend of commercial paper and government agency obligations. Effective January 1, 2003, the Cash Reserves Fund was replaced by the INVESCO Stable Value Fund.

                          ATLANTIC AMERICAN CORPORATION
                         401(k) RETIREMENT SAVINGS PLAN

                          NOTES TO FINANCIAL STATEMENTS

                               December 31, 2003

--------------------------------------------------------------------------------



NOTE 1--DESCRIPTION OF THE PLAN--Continued

INVESCO Core Equity Fund - Mutual fund that invests in dividend-paying common and preferred stocks of large U.S. companies and in convertible bonds, debt issues, and preferred stocks.

INVESCO Core Fixed Income Fund - Mutual fund that seeks current income, with a secondary objective of capital appreciation.

INVESCO Select Income Fund - Mutual fund that invests primarily in bonds and marketable debt securities of established companies.

Fidelity Puritan - Mutual fund that seeks income consistent with preservation of capital and invests in a securities such as common stocks, preferred stocks, and bonds.

INVESCO Balanced Fund - Mutual fund that invests in common stocks and in fixed income securities, including preferred stocks, convertible securities, and bonds.

INVESCO Dynamics Fund - Mutual fund that invests in common stocks of mid-sized companies in addition to preferred stocks, convertible securities, and bonds.

INVESCO   Small   Company   Growth   Fund  -  Mutual   fund  that   invests   in
small-capitalization companies in the developing stage.

IRT 500 Index Fund - Funds are invested in a collective trust that seeks to provide total returns that closely replicate those of the Standard and Poor's 500 composite index.

AIM Basic Value Fund - Mutual fund that invests in under-valued securities, investment-grade nonconvertible debt securities, U.S. government securities, high-quality money market instruments, and foreign securities.

Janus Twenty Fund - Mutual fund that invests primarily in common stocks selected for long-term growth potential.

Janus Advisor Worldwide Fund - Mutual fund that invests primarily in common stocks of companies of any size located throughout the world.

                          ATLANTIC AMERICAN CORPORATION
                         401(k) RETIREMENT SAVINGS PLAN

                          NOTES TO FINANCIAL STATEMENTS

                               December 31, 2003

--------------------------------------------------------------------------------

NOTE 1--DESCRIPTION OF THE PLAN--Continued

     INVESCO Structured Small Cap Fund - Collective trust with goal of long-term capital appreciation.

     AIM Capital Development - Mutual fund that seeks long-term capital appreciation by investing primarily in securities of small and medium sized companies.

     American Century Ultra - Mutual fund that may only purchase securities of companies that have operated continuously for three or more years.

     INVESCO Total Return Fund - Invests in a combination of equity securities of companies with a history of paying regular dividends and in debt securities that are investment grade at the time of purchase.

     AIM Income Fund - Invests  primarily in  investment-grade  corporate  debt,
     convertibles,   and  U.S.   government   debt  and  may  also   invest   in
     dividend-paying stocks.

     Janus Mid Cap Value Fund - Invests in equity securities of mid-sized companies and in high-yield bonds.

     INVESCO Stable Value Trust Fund - Funds are invested in a collective trust that invests in various high quality fixed income investments that will provide stable account values.


Investment securities, in general, are exposed to various risks, including interest rate, credit, and overall market volatility risks. Due to the level of risk associated with certain investment securities, it is reasonably possible that changes in the values of investment securities will occur in the near term and that such changes could materially affect the amounts reported in the statements of net assets available for plan benefits.

Forfeitures: Amounts forfeited from nonvested accounts are used to reduce future employer contributions.

Participant Loans: Participants may borrow from their fund accounts a minimum of $1,000 up to a maximum equal to the lesser of $50,000 or 50% of their vested account balance. Participants may elect to have their loans disbursed from specific investment funds. Loan terms range from six months to five years or within a reasonable time if used for the purchase of a primary residence. The loans are secured by the vested value of the participants' account balance and bear interest at the prime rate of interest on the date of the loan plus 1%. Principal and interest are paid ratably through payroll deductions.

                          ATLANTIC AMERICAN CORPORATION
                         401(k) RETIREMENT SAVINGS PLAN

                          NOTES TO FINANCIAL STATEMENTS

                               December 31, 2003

--------------------------------------------------------------------------------
NOTE 1-DESCRIPTION OF THE PLAN-Continued

Administrative Expenses: The Company pays all administrative expenses of the Plan, including trustee fees. Fees resulting from individual participant transactions, such as loan origination and benefit payments, are paid by the participant.

NOTE 2-ACCOUNTING POLICIES

Basis of Accounting: The accompanying financial statements have been prepared using the accrual basis of accounting.

Use of Estimates: The preparation of the financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported additions and deductions during the reporting period. Actual results could differ from those estimates.

Valuation of Investments: All investments are stated at fair value. Securities traded on national securities exchanges are valued at the closing price on a daily basis. Investments traded in over-the-counter markets and listed securities for which no sale was reported on that date are valued at the last reported bid price. Purchases and sales of securities and mutual funds are reflected on a trade-date basis.

Net Appreciation (Depreciation): Net realized gains (losses) and unrealized appreciation (depreciation) are recorded in the accompanying statement of changes in net assets available for plan benefits as net appreciation in fair market value of investments.

                          ATLANTIC AMERICAN CORPORATION
                         401(k) RETIREMENT SAVINGS PLAN

                          NOTES TO FINANCIAL STATEMENTS

                               December 31, 2003

--------------------------------------------------------------------------------


NOTE 3--INVESTMENTS

The fair market values of individual investments that represent 5% or more of the Plan's net assets as of December 31, 2003 are as follows:

                                                       2002
                                                    -----------

Atlantic American Corporation common stock          $ 1,406,767
INVESCO Core Equity Fund                                936,349
INVESCO Dynamics Fund                                 1,336,071
INVESCO Total Return Fund                               640,810
INVESCO Stable Value Fund                             1,296,078
IRT 500 Index Fund                                      442,634
Janus Twenty Fund                                       463,709
Fidelity Puritan                                        595,774

Net appreciation in fair market value of investments by major investment type for the year ended December 31, 2003 is as follows:

Common stock - Atlantic American Corporation        $   601,116
Mutual funds                                          1,025,724
                                                    -----------

                                                    $ 1,626,840


NOTE 4--NONPARTICIPANT-DIRECTED INVESTMENTS

Information about the net assets as of December 31, 2003 and the significant components of the change in net assets for the year then ended relating to the Company's common stock (nonparticipant-directed investments) is as follows:

                                                                   2003
                                                                -----------
Net Assets:
     Common Stock - Atlantic American Corporation               $   460,935
                                                                ===========

Changes in Net Assets:
     Contributions - employer                                   $   157,618
     Net depreciation in fair value of common stock                 191,186)
     Benefits paid to partially vested former
        employees and forfeitures                                   (58,906)
     Transfers to participant-directed investments                  (10,536)
                                                                -----------
                                                                $   279,362
                                                                ===========

                          ATLANTIC AMERICAN CORPORATION
                         401(k) RETIREMENT SAVINGS PLAN

                          NOTES TO FINANCIAL STATEMENTS

                               December 31, 2003

--------------------------------------------------------------------------------


NOTE 5-TAX STATUS

The Internal Revenue Service has determined and informed the Sponsor by letter dated June 3, 2003, that the Plan and related trust are designed in accordance with applicable sections of the Internal Revenue Code ("IRC").

NOTE 6-PLAN TERMINATION

Although it has not expressed any intent to do so, the Company has the right under the Plan to discontinue its contributions at any time and to terminate the Plan subject to the provisions of ERISA. In the event of plan termination, participants will become fully vested in their accounts as of the termination date.

NOTE 7-RECONCILIATION OF FINANCIAL STATEMENTS TO FORM 5500

The following is a reconciliation of net assets available for plan benefits per the financial statements to the Form 5500 as follows for the year 2003:

Net assets available for plan benefits per the financial statements            $        8,550,067
     Less employee contribution receivable                                                (25,063)
                                                                               ------------------
Net assets available for plan benefits per the Form 5500                       $        8,525,004
                                                                               ==================



Employer contributions per the financial statements                            $          256,167
     Plus 2002 employer contribution received in 2003                                     108,093
                                                                               ------------------
Employer contributions per the Form 5500                                        $         364,260
                                                                               ==================


Employee contributions per the financial statements                            $          696,551
     Less employee contribution receivable                                                (25,063)
                                                                               ------------------
Employee contributions per the Form 5500                                        $         671,488
                                                                               ==================



                            SUPPLEMENTAL INFORMATION

                          ATLANTIC AMERICAN CORPORATION

                         401(k) RETIREMENT SAVINGS PLAN

          SCHEDULE H, LINE 4i--SCHEDULE OF ASSETS (HELD AT END OF YEAR)

                                December 31, 2003
--------------------------------------------------------------------------------




       Identity of Issue, Borrower,              Description of                                                       Current
         Lessor, or Similar Party                  Investment                                     Cost                 Value
     -------------------------------    -------------------------------------------        -----------------     -----------------
*    INVESCO Funds Group                INVESCO Core Fixed Income Trust, 5,650 shares                 (a)        $        172,037
                                        INVESCO Stable Value Trust , 1,296,078 shares                 (a)               1,296,078
                                        INVESCO Core Equity Fund, 82,064 shares                       (a)                 936,349
                                        INVESCO Dynamics Fund, 90,643 shares                          (a)               1,336,071
                                        INVESCO Small Company Growth Fund, 5,442 shares               (a)                  60,514
                                        INVESCO Total Return Fund, 26,767 shares                      (a)                 640,810
                                        IRT 500 Index Fund, 15,820 shares                             (a)                 442,634
                                        INVESCO Structured Small Cap Value Equity Trust               (a)                  44,927

*    Atlantic American Corporation      Atlantic American Corporation common stock, 467,922 shares    953,328           1,403,767

*    AIM Fund Management                AIM Basic Value Fund, 10,639 shares                           (a)                 311,078
                                        AIM Income Investor Fund, 53,794 shares                       (a)                 359,882
                                        AIM Capital Development Fund, 1,777 shares                    (a)                  30,446

*    Janus Fund                         Janus Twenty Fund, 12,820 shares                              (a)                 463,709
                                        Janus Adviser Worldwide Fund, 2,556 shares                    (a)                  67,455
                                        Janus Mid Cap Value Investment Fund, 2,358 shares             (a)                  48,074

*    Fidelity                           Puritan Fund, 32,256 shares                                   (a)                 595,774

*    American Century                   20th Century Ultra Investor, 8,950 shares                     (a)                 238,531

*    Various Plan Participants          Participant loans with varying maturities and interest rates
                                        ranging from 5% to 10.5%                                       -                   76,868
                                                                                                                 -----------------

     TOTAL
                                                                                                                 $      8,525,004
                                                                                                                 -----------------
                                                                                                                 -----------------




* Indicates party in interest

(a) Participant-directed